UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 4, 2016

NIELSEN HOLDINGS PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-35042	98-1225347
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

85 Broad Street New York, New York 10004 +1 (646) 654-5000		AC Nielsen House London Road Oxford Oxfordshire OX3 9RX United Kingdom +1 (646) 654-5000

(Address of principal executive offices)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 4, 2016, Nielsen Finance LLC (“Nielsen Finance”), a wholly-owned subsidiary of Nielsen Holdings plc, entered into Amendment No. 2 (the “Amendment Agreement”) relating to its Fourth Amended and Restated Credit Agreement, dated as of April 22, 2014 (as amended prior to October 4, 2016, the “Existing Credit Agreement”), by and among Nielsen Finance, the other borrowers party thereto, the guarantors party thereto, the lenders and agents party thereto from time to time, and Citibank, N.A., as administrative agent. The Existing Credit Agreement, as amended pursuant to the Amendment Agreement, is referred to herein as the “Amended Credit Agreement”.

Among other things, the Amended Credit Agreement provides for (i) an incremental facility of Class B-2 Euro Term Loans (the “Incremental Term B-2 Euro Loans”) in an aggregate principal amount of €379,949,723.48 the proceeds of which were used to replace or refinance the existing Class B-2 Term Loans (as defined in the Existing Credit Agreement) and to repay certain other indebtedness, and (ii) a new class of term loans (the “Class B-3 Term Loans”) in an aggregate principal amount of $1,900,000,000, the proceeds of which were used to replace or refinance in full a like amount of Nielsen Finance’s applicable existing Class B-1 Term Loans maturing May 30, 2017 and Class B-2 Dollar Term Loans maturing April 15, 2021 and to repay certain other indebtedness.

The Incremental Class B-2 Euro Term Loans will mature in full on April 15, 2021 and are required to be repaid in equal quarterly installments in an aggregate annual amount equal to 1.00% of the original principal amount of Incremental Class B-2 Euro Term Loans, with the balance payable on April 15, 2021. The Class B-3 Term Loans will mature in full on October 4, 2023 and are required to be repaid in equal quarterly installments in an aggregate amount equal to 1.00% of the original principal amount of Class B-3 Term Loans, with the balance payable on October 4, 2023.

Class B-2 Euro Term Loans will bear interest equal to the eurocurrency rate plus an applicable margin, which is equal to 2.50%. Class B-3 Term Loans bear interest equal to, at the election of Nielsen Finance, a base rate or eurocurrency rate plus an applicable margin, which is equal to 2.50% (in the case of eurocurrency loans) or 1.50% (in the case of base rate loans).

The Amended Credit Agreement contains the same affirmative and negative covenants as those of the Existing Credit Agreement.

Certain of the lenders under the Amendment Agreement, or their affiliates, have provided, and may in the future from time to time provide, certain commercial and investment banking, financial advisory and other services in the ordinary course of business for the registrant and its affiliates, for which they have in the past and may in the future receive customary fees and commissions.

The foregoing descriptions of the Amendment Agreement do not purport to be complete and are qualified in their entirety by reference to the Amendment Agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 4.1	Amendment Agreement, dated as of October 4, 2016, by and among Nielsen Finance LLC, the other borrowers party thereto, the guarantors party thereto, Citibank, N.A., as administrative agent and collateral agent, and certain of the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2016

NIELSEN HOLDINGS PLC

By:	/s/ Harris A. Black
Name:	Harris A. Black
Title:	Secretary

Exhibit Index

Exhibit No.	Description

Exhibit 4.1	Amendment Agreement, dated October 4, 2016, by and among Nielsen Finance LLC, the other borrowers party thereto, the guarantors party thereto, Citibank, N.A., as administrative agent and collateral agent, and certain of the lenders.